 Exhibit 10.02

PROMISSORY NOTE

April 6, 2015

FOR VALUE RECEIVED, the undersigned, Gas Natural Inc., an Ohio corporation (the "Borrower"), hereby promises to pay to the order of NIL Funding Corporation LLC (the "Lender") the Five Million Dollar ($5,000,000.00) principal amount of the Loan of the Lender outstanding from time to time in accordance with the provisions of the Loan Agreement, of even date hereof, between the Borrower and the Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

(a) The Borrower promises to pay interest on the unpaid principal amount of the Loan from the date of the Loan until such principal amount is paid in full, at the interest rates and at the times provided in the Loan Agreement.

(b) This Note is the Note referred to in the Loan Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of any Event of Default under the Loan Agreement, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Loan Agreement.

(c) The Loan made by the Lender may be evidenced by one or more records or accounts maintained by the Lender in the ordinary course of business as well as by this Note. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of the Loan and all payments made on the Loan; provided that any failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Note.

(d) The Borrower hereby waives diligence, presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure on the part of the holder hereof to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or a consent thereto; nor shall a single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF SOUTH CAROLINA

Gas Natural, Inc.

By
Name: James E. Sprague
Title: Chief Financial Officer